UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): March 27, 2007
METROPCS COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-50869	20-0836269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8144 Walnut Hill Lane, Suite 800 Dallas, Texas	75231-4388
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 214-265-2550
(Former name or former address, if changed since last report): Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.
     On March 27, 2007, the Board of Directors (the “Board”) of MetroPCS Communications, Inc. (the “Company”) declared a dividend of one right (a “Right”) for each outstanding share of the Company’s common stock, par value $0.0001 per share (“Common Stock”), to stockholders of record at the close of business on March 27, 2007. Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-thousandth of a share (a “Fractional Share”) of the Company’s Series A Junior Participating Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), at a purchase price of $66.67 per Fractional Share, subject to adjustment (the “Purchase Price”). The description and terms of the Rights are set forth in a Rights Agreement, dated as of March 29, 2007, as it may from time to time be supplemented or amended (the “Rights Agreement”), between the Company and American Stock Transfer & Trust Company, as Rights Agent (the “Rights Agent”).
     Distribution; Exercisability
     The Rights will separate from the Common Stock and a “Distribution Date” will occur, with certain exceptions, upon the earlier of (i) ten calendar days after public announcement that a person or group of affiliated or associated persons, an “acquiring person,” has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the Company’s outstanding Common Stock or (ii) ten business days following the start of a tender offer or exchange offer that would result in a person’s becoming an acquiring person.
     In certain circumstances, the Distribution Date may be deferred by the Board. Certain inadvertent acquisitions will not result in a person’s becoming an acquiring person if the person promptly divests itself of sufficient Common Stock. The Board can elect to delay the separation of the Rights from the Common Stock beyond the ten-day periods referred to above. The Rights Agreement also confers on the Board the discretion to increase or decrease the level of ownership that causes a person to become an acquiring person. Until the Rights are separately distributed, the Rights will not be evidenced by separate certificates and will be transferred with and only with the Common Stock certificates. The Rights will expire at the close of business on March 27, 2017, unless the Company redeems or exchanges them earlier as described below.
     Flip-In Event
     If a person becomes an acquiring person (except pursuant to a tender or exchange offer for all outstanding shares of Common Stock at a price and on terms that a majority of the independent directors of the Company determines to be fair and otherwise in the best interests of the Company and its stockholders (a “Permitted Offer”)), each holder of a Right will thereafter have the right to receive, upon exercise of such Right, a number of shares of Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a Current Market Price (as defined in the Rights Agreement) equal to two times the exercise price of the Right. This occurrence is referred to as a “flip-in event” under the Rights Agreement. After any flip-in event, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by or transferred to an acquiring person, or by certain related parties, will be null and void in the circumstances set forth in the Rights Agreement.

However, Rights are not exercisable following the occurrence of any flip-in event until such time as the Rights are no longer redeemable by the Company.
     Flip-Over Event
     If, after a person becomes an acquiring person, (i) the Company is acquired in a merger or other business combination transaction (other than certain mergers that follow a Permitted Offer), or (ii) 50% or more of the Company’s assets, earning power or cash flow are sold or transferred, each holder of a Right (except Rights that are voided as set forth below) will have the right to receive, upon exercise, a number of shares of common stock of the acquiring company having a Current Market Price equal to two times the exercise price of the Right. This occurrence is referred to as a “flip-over event” under the Rights Agreement. An acquiring person will not be entitled to exercise its Rights, which will have become void.
     Redemption
     Until ten days after the announcement of the occurrence of a flip-in event, the Board may decide to redeem the Rights at a price of $0.001 per Right, payable in cash, shares of the Company’s Common Stock or other consideration. Immediately upon the effectiveness of the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of the Rights will be to receive the $0.001 redemption price.
     Exchange
     At any time after (i) a flip-in event and prior to a person becoming the beneficial owner of 50% or more of the shares of the Company’s Common Stock then outstanding or (ii) a flip-over event, the Board may decide to exchange the Rights (other than Rights owned by an Acquiring Person or an affiliate or associate of an Acquiring Person, which will have become void), in whole or in part, for shares of the Company’s Common Stock and/or other equity securities deemed to have the same value as one share of Common Stock, per Right, subject to adjustment.
     Rights of Holders
     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.
     Amendment
     Other than provisions relating to the redemption price of the Rights, the Rights Agreement may be amended by the Board at any time that the Rights are redeemable. Thereafter, the provisions of the Rights Agreement, other than the redemption price, may be amended by the Board to cure any ambiguity, defect or inconsistency, to make changes that do not materially adversely affect the interests of holders of Rights (excluding the interests of any acquiring person), or to shorten or lengthen any time period under the Rights Agreement. No amendment to lengthen the time period for redemption may be made if the Rights are not redeemable at that time.

     Further Information
     A copy of the Rights Agreement is attached to this report as Exhibit 4.1. A copy of the Rights Agreement is available free of charge from the Company and the Rights Agent. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.
Item 3.03.     Material Modification to Rights of Security Holders.
     The disclosure under Item 1.01 of this report is also responsive to Item 3.03 of this report and is incorporated herein by reference.
Item 9.01.     Financial Statements and Exhibits.
     (d) Exhibits

EXHIBIT
NUMBER		DESCRIPTION
4.1	—	Rights Agreement dated as of March 29, 2007 between MetroPCS Communications, Inc. and American Stock Transfer & Trust Company, as Rights Agent, including the forms of Certificate of Designations of Series A Junior Participating Preferred Stock, Rights Certificate and Summary of Stockholder Rights Agreement attached thereto as Exhibits A, B and C, respectively.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPCS COMMUNICATIONS, INC.
Date: March 30, 2007	By:	/s/ J. Braxton Carter
J. Braxton Carter
Senior Vice President and CFO